Exhibit 10.5

[FORM OF ELECTION FORM
FOR RESTRICTED STOCK UNITS]

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You are eligible to defer the distribution of your Restricted Stock Units that may be granted to you in 20___ under the Loews Corporation 2016 Incentive Compensation Plan (the “Plan”).  Capitalized terms not defined herein will have the meanings ascribed to such terms in the Plan.

You must complete this form on or before December 31, 20___.  Your election to defer will be effective as of January 1, 20___.  Please note that your election to defer is irrevocable.

1.	Election to Defer Restricted Stock Units:

□	I elect to defer ____% of my Restricted Stock Units granted to me in 20___ (including any dividend equivalent rights) that would otherwise be payable in the future to the extent earned.

2.	Time of Distribution:

The portion of your Restricted Stock Units that you elect to defer, to the extent earned (including any dividend equivalent rights), will be distributed to you on the earlier of (i) the fixed date selected by you below, (ii) your termination of employment or service (but only if such termination constitutes a Separation from Service (as defined in Code Section 409A)), and (iii) a Change in Control (but only if such Change in Control constitutes a Change in Ownership or Effective Control of the Company or a Change in the Ownership of a Substantial Portion of the Assets of the Company (as defined in Code Section 409A)).

(a)	I elect the following date to receive my distributions (unless previously settled or forfeited):

❒	_________ __, ____

3.            Form of Payment:

The form in which payment will be made will be a single lump sum distribution of shares of Stock or in the Company's discretion, of cash.

Notwithstanding the deferral hereunder, the Restricted Stock Unit (including any dividend equivalent rights) shall continue to be governed by and subject to the terms of the Plan and shall also be subject to the rules analogous to those set forth in Section 16 of the Loews Corporation Executive Deferred Compensation Plan (the “EDCP”), which section is hereby incorporated by reference.

The election made herein is subject to the provisions of the Plan, the Time-Vesting Restricted Stock Unit Award Notice, including without limitation, provisions relating to the forfeiture of benefits in the event of my termination of employment or service, and Section 16 of the EDCP.  This election is irrevocable.

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